EXECUTION COPY
(Operation ID: 36673)

SHAREHOLDERS AGREEMENT
among
CASPIAN REAL ESTATE LIMITED
CASPIAN SERVICES INC.
BALYKSHY LLP
and

EUROPEAN BANK

FOR RECONSTRUCTION AND DEVELOPMENT

Dated -2008

LONDON - 106404.11

TABLE OF CONTENTS
ARTICLE I - DEFINITIONS AND INTERPRETATION 1

Section 1.01. Definitions 1
Section 1.02. Interpretation 2

ARTICLE II - REPRESENTATIONS AND WARRANTIES 3

Section 2.01. Representations Regarding the Company 3
Section 2.02. Representations Regarding the Parties 3
Section 2.03. Representations Regarding this Agreement 4
Section 2.04. Acknowledgement and Warranty 5

ARTICLE III - OPERATION OF THE COMPANY 5

Section 3.01. Conduct of Business 5
Section 3.02. Undertakings 6
Section 3.03. General Meeting of Participants 7
Section 3.04. Dividend Policy 9
Section 3.05. Amendments of the Company's Charter 9
Section 3.06. Auditors 9
Section 3.07. Furnishing of Information by the Sponsor 9
Section 3.08. Furnishing of Information by the Company 9
Section 3.09. Annual Business Plan 12

Section 3.10. Books and Records 12
Section 3.11. Arms' Length Transactions 12

ARTICLE IV - RETENTION OF PARTICIPATION INTEREST 12

Section 4.01. Retention of Participation Interest 12
Section 4.02. Transfer to Affiliates 13

Section 4.03. Consent to Sale 13
Section 4.04. Pre-emptive Rights 13
Section 4.05. Tag Along Rights 13
Section 4.06. Drag Along Rights 14
Section 4.07. Exit Strategy 15

Section 4.08. Costs and Expenses 15

ARTICLE V - MISCELLANEOUS 16

Section 5.01. Term of Agreement 16
Section 5.02. Entire Agreement; Amendment and Waiver 16
Section 5.03. Notices 16
Section 5.04. Co-operation 17
Section 5.05. English Language 17
Section 5.06. Rights, Remedies and Waivers 17
Section 5.07. Governing Law 18

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Section 5.08. Section 5.09. Section 5.10. Section 5.11. Section 5.12. Section 5.13. Section 5.14. Section 5.15. Section 5.16. Section 5.17.

Arbitration and Jurisdiction 18
Privileges and Immunities of EBRD 19
Successors and Assigns 19
Disclosure 20
No Partnership or Agency 20
Waiver of Sovereign Immunity 20
Illegality 20
Registration 20
Further Assurance 21
Counterparts 21

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SHAREHOLDERS AGREEMENT

AGREEMENT dated ( 2008 among CASPIAN REAL ESTATE

LIMITED, a limited liability company organised and existing under the laws of the British Virgin Islands, with its registered office at Akara Building, 24 De Castro Street, Wickhams Cay 1, Road Town, Tortola, British Virgin Islands (the "Participant"), and CASPIAN SERVICES INC., a corporation organized and existing under the laws of the State of Nevada in the United States of America and having its Principle Executive Offices at 257 East 200 South, Suite 340, Salt Lake City, Utah, 84101, United States of America (the "Sponsor") and BALYKSHY LLP, a limited liability partnership organised and existing under the laws of the Republic of Kazakhstan, with its registered office at 12 Murat Uskenbaev Street, Atash Village, Tupkaragan District, Mangistau Region, the Republic of Kazakhstan (the "Company") and EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT ("EBRD").

WHEREAS:

(A) The Company and EBRD have entered into an investment agreement (the "Investment Agreement") dated 28 June 2007 providing for purchase by EBRD of certain participation interest in the Company; and

(B) It is a condition precedent to the purchase of the EBRD Interest (as defined below) that the parties hereto enter into a shareholders agreement to regulate certain matters with respect to the Company.

NOW THEREFORE, the parties hereto have agreed as follows:

ARTICLE I - DEFINITIONS AND INTERPRETATION Section 1.01. Definitions

Wherever used in this Agreement, unless the context otherwise requires, terms defined in the Investment Agreement have the meanings set forth therein and the following terms have the following meanings:

"Accelerated Put Event" has the meaning ascribed to it in the Put Option Agreement.

"Affiliate" means, with respect to any person, any other person directly or indirectly, controlling, controlled by, or under common control with, such person.

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"Annual Business Plan" means the annual budget to be prepared by the Company in accordance with Section 3.09.

"Auditors" means such firm of independent accountants as the Company may from time to time appoint as its auditors in accordance with Section 3.06.

"Charter" means the Charter of the Company dated 20 September 2005, as amended.

"Charter Capital" means the registered charter capital of the Company.

"EBRD Interest" means the participation interest of EBRD in the Charter Capital, which shall be twenty two (22) per cent.

"General Director" has the meaning given to such term in the Charter.

"General Meeting of means the duly called and constituted ordinary or extraordinary Participants" general meeting of participants of the Company.

"Loan Agreement" means that certain Loan Agreement between the Company and EBRD dated 21 December 2006, as amended on 28 June 2007 (and as amended, restated, supplemented or novated from time to time).

"Kazakhstan" means the Republic of Kazakhstan.

"Potential Acceleratedhas the meaning ascribed to it in the Put Option Agreement.

Put Event"

"Put Option Agreement" means the put option agreement dated on or about the date hereof between the Sponsor and EBRD.

Section 1.02. Interpretation

(a) In this Agreement, unless the context otherwise requires, words denoting the singular include the plural and vice versa, words denoting persons include corporations, partnerships and other legal persons and references to a person includes its successors in title, permitted transferees and permitted assigns.

(b) In this Agreement, a reference to a specified Article, Section, Schedule or Exhibit shall be construed as a reference to that specified Article or Section of, or Schedule or Exhibit to, this Agreement.

(c) In this Agreement, a reference to (i) an amendment or to an agreement being amended includes a supplement, variation, assignment, novation, restatement or re-enactment, and (ii) an agreement shall be construed as a reference to such agreement as it may be amended from time to time.

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(d) In this Agreement, the headings and the Table of Contents are inserted for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) In this Agreement, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise.

(f) In this Agreement, any reference to "law" means any law (including, any common or customary law) and any treaty, constitution, statute, legislation, decree, normative act, rule, regulation, judgment, order, writ, injunction, determination, award or other legislative or administrative measure or judicial or arbitral decision in any jurisdiction which has the force of law or the compliance with which is in accordance with general practice in such jurisdiction.

(g) In this Agreement, any reference to a provision of law, is a reference to that provision as from time to time amended or re-enacted.

(h) In this Agreement, a reference to a "person" includes any person, natural or juridical entity, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing and references to a "person" include its successors in title, permitted transferees and permitted assigns.

(i) In this Agreement, "including" and "include" shall be deemed to be followed by "without limitation" where not so followed.

ARTICLE II - REPRESENTATIONS AND WARRANTIES Section 2.01. Representations Regarding the Company

Each of the Sponsor and the Participant represents and warrants that all of the representations and warranties made or confirmed by the Company in any Financing Agreement (including this Agreement) to which the Company is or will be a party, to the best of its knowledge and belief, are true and correct as of the date hereof or, as the case may be, as of the date when they will be made. With respect to representations and warranties made or confirmed by the Company, none of the Sponsor or the Participant has any knowledge of any additional facts or matters not disclosed to EBRD the existence of which makes any of such representations and warranties inaccurate or misleading.

Section 2.02. Representations Regarding the Parties

Each of the Sponsor, the Participant and the Company represents and warrants that it is duly organised and validly existing and in good standing under the laws of its jurisdiction of incorporation and/or formation and is registered with all relevant registration bodies in such jurisdiction and in any jurisdiction in which it does business, and has full power to own the

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properties and/or assets which it owns or will own for the purposes of any Financing Agreement or Project Agreement and to carry out the businesses which it carries out or will carry out for the purposes of any Financing Agreement or Project Agreement.

Section 2.03. Representations Regarding this Agreement

Each of the Sponsor, the Participant and the Company represents and warrants as follows:

(a)Corporate Power. It has the corporate power to enter into and perform its obligations under this Agreement and any other Financing Agreement and Project Agreement to which it is a party.

(b) Due Authorisation; Enforceability; No Conflict. The Financing Agreements and
Project Agreements to which it is a party have been duly authorised by it. This Agreement has been duly executed by it and, subject to the reservations and qualifications set out in the legal opinions of the legal counsel to EBRD and provided under Article IV of the Investment Agreement, this Agreement constitutes, and the other Financing Agreements and Project Agreements to which it is a party, when executed and delivered, will constitute, valid and legally binding obligations of it, enforceable in accordance with their respective terms. The making of this Agreement and the other Financing Agreements and Project Agreements to which it is a party and the compliance with the terms thereof:

(i) will not result in violation of its Charter, the Licenses or any provision contained in any law applicable to it;

(ii) will not conflict with or result in the breach of any provision of, or require any consent under, or result in the imposition of any Lien under, any agreement or instrument to which it is a party or by which it or any of its assets is bound; and

(iii) will not constitute a default or an event which, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default under any such agreement or instrument.

(c)Governmental Authorisations. No Authorisations from any Governmental Authority are required for (i) the due execution, delivery or performance by the Sponsor, the Participant or the Company of any Financing Agreement, or the validity or enforceability thereof or for the carrying out of the Project or the carrying on of the business of the Company as it is carried on or is contemplated to be carried on except for the registration of the Loan Agreement and the Investment Agreement with the National Bank of Kazakhstan and the registration of the Security Documents (as defined in the Loan Agreement) with the appropriate registry; (ii) the due execution and delivery or performance by the Sponsor, the Participant, or the Company of any Project Agreement, or the validity or enforceability thereof, except for the registration of the Charter of the Company (as amended as a result of the Investment Agreement) with the Ministry of Justice of Kazakhstan and for those Authorisations, other than the Licences, which are not necessary at the time this representation is made (or repeated) and which are of a routine or

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minor nature and are customarily granted in due course after timely application, or which need only be obtained as the Project progresses or after construction is completed and in respect of which the Sponsor, the Participant or the Company is not aware of any reason for it being unable to obtain in due course such Authorisation.

(d) Project Agreements. The Project Agreements are in full force and effect. There has occurred no breach, and no event which with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a breach, of any of the Financing Agreements or Project Agreements where such breach would have a material adverse effect on the Project.

(e) Taxes. As of the date of this Agreement, there is no Tax of any Governmental Authority to be imposed on or by virtue of the execution, delivery or performance of this Agreement or any other Financing Agreement or Project Agreement or any transaction contemplated thereby to ensure the legality, validity, enforceability or admissibility in evidence thereof.

Section 2.04. Acknowledgement and Warranty

Each of the Sponsor, the Participant and the Company acknowledges that it has made the representations and warranties contained in Sections 2.01, 2.02 and 2.03 with the intention of inducing EBRD to enter into this Agreement and the Investment Agreement and that EBRD has entered into this Agreement and the Investment Agreement on the basis of, and in full reliance on, each of such representations and warranties. Each of the Sponsor, the Participant and the Company warrants to EBRD that each of such representations and warranties is true and correct and does not omit any material matter the existence of which makes any of such representations or warranties inaccurate or misleading.

ARTICLE III - OPERATION OF THE COMPANY

Section 3.01. Conduct of Business

(a)Each of the Sponsor and the Participant agrees to exercise its rights under this Agreement and as an owner of a Participation Interest in order to procure (to the extent that any of the Sponsor or Participant is able to do so by the exercise of such rights) that, at all times during the term of this Agreement:

(1) the Company performs and observes all of its obligations under, and all restrictions imposed on it by, this Agreement, its Charter, the Foundation Agreement, the Investment Agreement and any other Financing Agreement to which it is a party;

(2) the Company's business is conducted on a commercial basis, independent of political or other considerations outside the ordinary course of business and in accordance with sound and good business practice; and

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(3)the Company institutes and maintains internal procedures satisfactory to EBRD for the purposes of preventing the Company from becoming an instrument for money laundering, terrorism financing, fraud or other corrupt or illegal purposes.

(b)Each of the Sponsor and the Participant further agrees to exercise its rights as an owner of a participation interest in the Charter Capital of the Company in order to protect and promote the long-term interests of the Company; provided that, such obligations shall be without prejudice to the right of EBRD to exercise its rights under any Financing Agreement.

Section 3.02. Undertakings

(a) The Participant undertakes that it will attend or be represented at all General Meetings of Participants.

(b) The Company undertakes to EBRD, and each of the Sponsor and the Participant undertakes to EBRD to cause the Company to:

(1) maintain its corporate existence in compliance with all applicable laws;

(2) conduct its business with due diligence and efficiency, in accordance with sound engineering, financial and business practices and in compliance with all applicable laws;

(3) conduct its business with due regard to the environment and public and occupational health and safety and, except as otherwise specified in the Environmental and Social Action Plan, carry out its business in accordance with environmental regulations and standards in effect from time to time in the jurisdiction in which its business is located;

(4) without limiting Section 3.02(b)(3), diligently implement and adhere to the Environmental and Social Action Plan;

(5) maintain insurance against loss, damage and liability in a manner and with insurers reasonably satisfactory to EBRD and EBRD's insurance consultants;

(6) pay when due all of its taxes, rates, charges and assessments, including without limitation any taxes, rates, charges and assessments against any of its properties, other than taxes, rates, charges or assessments which are being contested in good faith and by proper proceedings and as to which adequate reserves have been set aside for the payment thereof, and makes timely filings of all tax returns and governmental reports required to be filed or submitted under any applicable law;

(7) comply with all its obligations and undertakings under all Financing Agreements to which it is or will be a party;

(8) not without the prior written consent of EBRD, create or permit to exist, any Lien on any property, revenues or other assets, present or future, of the Company, except for:

(i) the Security (as defined in the Loan Agreement); and

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(ii) any Tax or other non-consensual Lien arising by operation of law or other statutory Lien arising in the ordinary course of business, provided that such Lien (other than a Lien for a sum which is not yet delinquent) is discharged within 30 days after the date it is created or, if the validity or amount of such Lien or the sum secured by such Lien is being contested in good faith and by proper proceedings and adequate reserves have been set aside for the payment of such sum, within 30 days after final adjudication.

(c)Until the date on which all present and future obligations and liabilities of any person (other than EBRD) under any Financing Agreement have been unconditionally and irrevocably satisfied in full and EBRD no longer owns any participation interest in the Charter Capital of the Company, each of the Company and the Participant undertakes:

(1) to obtain and maintain in force all necessary licences, approvals, consents, filings and registrations necessary for the conduct of its business or to fulfil its obligations hereunder, and observe all the conditions and restrictions contained therein or imposed thereby;

(2) to maintain all Financing Agreements to which it is a party in full force and effect; and

(3) not to terminate, amend, or waive any provision of any Financing Agreement without the prior written consent of EBRD.

Section 3.03. General Meeting of Participants

(a)The General Meeting of Participants shall have the powers defined by any applicable law, the Company's Charter and the Foundation Agreement.

(b)The Sponsor and the Participant shall always procure that for so long as EBRD owns the EBRD Interest, all the following matters shall always require an affirmative vote of EBRD at the General Meeting of Participants and that no participants resolution in respect of the following matters shall become effective without the affirmative vote of EBRD:

(i) any resolution to amend or supplement the Charter or the Foundation Agreement;

(ii) any resolution to increase the Charter Capital or to change any rights attached to the participation interests in the Company;

(iii) any resolution to transform, merge, amalgamate, demerge, wind up or liquidate the Company or to reorganise the Company into another corporate form or to acquire shares or participation interests in another legal entity or to participate in the establishment of another legal entity;

(iv) any resolution to approve a dividend, redemption of any participation interest or split of any participation interest or any other distribution of profit;

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(v) any resolution to change the Auditors preparing the accounts in accordance with Generally Accepted Accounting Principles;

(vi) any resolution to approve the Annual Business Plan or the Annual Budget or any modification thereto;

(vii) any resolution to appoint the General Director of the Company and any executive reporting directly to the General Director;

(viii) any resolution to approve any financial commitment or expenditure in excess of USD1,000,000 (or its equivalent in other currencies) in one or a series of related transactions whether or not included generally in the Annual Business Plan provided, however, that no further approval will be required for financial commitment or expenditure specifically approved as a line item of the Annual Business Plan;

(ix) any resolution to approve any agreement with the Sponsor, the Participant or their Affiliates in one or more series of related transactions pursuant to which the Company would incur a financial commitment or expenditure equal to or greater than USD50,000 (or its equivalent in the other currencies) other than in the ordinary course of business;

(x) any resolution to approve any agreement for the use of the intellectual/intangible property of the Company (other than for the sale of the products of the Company);

(xi) any resolution to approve incurring of any Debt (as defined in the Loan Agreement) in excess of USD1,000,000 (or its equivalent in other currencies);

(xii) any resolution to approve any merger, consolidation or disposal (through sale, lease or other transaction) of any assets with a book value in excess of USD1,000,000 (or its equivalent in other currencies) individually or collectively; and

(xiii) any resolution to approve any agreement to make a loan to or guarantee any Debt in excess of USD500,000 (or its equivalent in other currencies) of any other person or agree (on a contingent basis or otherwise) to purchase or otherwise acquire such Debt or assume or agree to indemnify a creditor against loss;

(xiv) any resolution to approve the transfer of the Participants' participation interest to a third party; and

(xv) any resolution to amend any of the above-mentioned resolutions.

(c)The Sponsor and the Participant agree that for so long as EBRD owns the EBRD Interest, the frequency and location of the General Meetings of Participants (at which both the Participant and EBRD shall be present) shall be as follows:

(i)a General Meeting of Participants shall be held at least once a calendar month and may be held either in person or by telephone; and

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(ii) a General Meeting of Participants shall be held in each quarter of each Financial Year in Almaty, Kazakhstan and at the option of EBRD shall be held at the Site.

Section 3.04. Dividend Policy

Subject to any restrictions contained in the Loan Agreement, each Participant shall be entitled to receive, when and as declared by the General Meeting of Participants, but only out of funds that are legally available therefore, cash dividends. Such dividends shall be payable only when, as and if declared by the General Meeting of Participants and shall be non-cumulative. Subject to the preceding sentence, the Sponsor and the Participant agree to cause the Company to annually distribute cash dividends to the maximum extent possible.

Section 3.05. Amendments of the Company's Charter

The Participant shall vote, and the Sponsor shall cause the Participant to vote, in favour of any change to the Company's Charter requested by EBRD to give effect to any provisions of the Financing Agreements, including without limitation Section 3.03 above.

Section 3.06. Auditors

The Auditors of the Company shall be Hansen, Barnett & Maxwell or such other independent international reputable accounting firm reasonably acceptable to EBRD. The Auditors may be changed only in accordance with Section 3.03(b)(vi).

Section 3.07. Furnishing of Information by the Sponsor The Sponsor shall furnish to EBRD:

(a) promptly on EBRD's request, but in any event, within 120 days after the end of each financial year of the Sponsor, two copies of its audited, consolidated accounts and financial statements for such financial year, such accounts and financial statements to be prepared in accordance with the US Generally Accepted Accounting Principles consistently applied;

(b) notify EBRD within 15 days of any event that constitutes or, with the giving of notice, the passage of time or the making of any determination, or any combination thereof, would constitute a default hereunder and any event or condition (including, without limitation, any pending or threatened litigation, arbitration or administrative proceeding) that might have a material adverse effect on the ability of the Sponsor to perform any of its obligations under this Agreement or any other Financing or Project Agreement to which it is a party; and

(c) from time to time, furnish to EBRD within 30 days such additional financial or other information relating to the Sponsor as may be reasonably requested by EBRD.

Section 3.08. Furnishing of Information by the Company

(a)As soon as available but, in any event, within sixty (60) days after the end of each quarter of each Financial Year, the Company (in addition to and without prejudice to the obligations of

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the Company to deliver to EBRD any such information as required by applicable law) shall furnish to EBRD:

(1) two copies of the Company's unaudited Financial Statements for such quarter, in a form satisfactory to EBRD and, if requested by EBRD, certified by an officer of the Company;

(2) a management discussion and analysis of results for such quarter, including a report on any factors materially and adversely affecting or which might materially and adversely affect the Company's business, operations or financial condition or a statement that there are no such factors;

(3) a statement of all transactions and transfers between the Company and each of its Affiliates and the Sponsor during such quarter detailing all such transactions and transfers which individually exceeded USD250,000 or in aggregate exceeded USD250,000 or the equivalent thereof in other currencies at then current rates of exchange or a statement that there were no such transactions;

(4) commencing on the date of this Agreement and continuing during implementation of the Project, a report, in a form satisfactory to EBRD, on the implementation and progress of the Project, including a report on any factors materially and adversely affecting or which might materially and adversely affect the Project or the implementation of the Financing Plan or a statement that there are no such factors; and information on the identity and nationality of the contractor and the value of the contract in respect of any contract awarded by the Company relating to the Project (A) which is in respect of construction or works and has a value in excess of USD500,000 (or the equivalent thereof in other currencies a then current rates of exchange), or (B) which is in respect of the purchase of goods or the provision of consultancy services with a value in excess of USD500,000 (or the equivalent thereof in other currencies at then current rates of exchange); and

(b)As soon as available but, in any event, within 120 days after the end of each Financial
Year, the Company shall furnish to EBRD:

(1) two copies of the Company's audited Financial Statements for such Financial Year, together with a report of the Auditors thereon, all in a form satisfactory to EBRD; and

(2) a management letter from the Auditors commenting on, among other matters, the adequacy of the Company's financial control procedures and accounting systems, together with a copy of any other communication sent by the Auditors to the Company or to its management in relation to the Company's financial, accounting and other systems, management and accounts.

(c) As soon as available but, in any event, within sixty (60) days after the end of each
Financial Year, the Company shall furnish to EBRD a report, in form and scope satisfactory to EBRD, on Environmental Matters and Social Matters arising in relation to the Company or the Project during such Financial Year, including:

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(1) information on compliance by the Company with environmental regulations and standards mentioned in Section 5.03 of the Loan Agreement, including the status of any Authorisation required for the Project, the results of any inspections carried out by environmental authorities, any violations of such environmental regulations and standards and remedial action relating thereto and any fines imposed for any such violations;

(2) information on implementation of the Environmental and Social Action Plan, including any proposed changes to actions, schedules or costs;

(3) a summary of any material notices, reports and other communications on Environmental Matters or Social Matters submitted by the Company to any environmental authorities;

(4) information on the health and safety record of the Project, including the rate of accidents and any initiatives in relation to health and safety matters which have been implemented or planned by the Company;

(5) a summary of any changes in laws relating to Environmental Matters or Social Matters which may have a material effect on the Project; and

(6) copies of any information on Environmental Matters or Social Matters periodically submitted by the Company to the general public or its participants.

(d) Prior to the Contribution Date and, thereafter, within thirty (30) days after the effective date of any new or renewed insurance policy, the Company shall furnish to EBRD an original certificate from the Company's insurer or insurance broker, indicating the properties insured, amounts and risks covered, names of the loss payees, beneficiaries and assignees, name of the insurer and any special features of the new or renewed insurance policy, together with a certified copy of such insurance policy.

(e) The Company shall give, and the Sponsor and the Participant shall procure that the Company gives notice to EBRD immediately upon the occurrence of any Accelerated Put Event or Potential Accelerated Put Event or claim made under any insurance policy of the Company, notice thereof by facsimile transmission specifying the nature of such Accelerated Put Event or Potential Accelerated Put Event or insurance claim and any steps the Sponsor, and/or the Participant and/or the Company and/or any other relevant party is taking to remedy the same.

(f) For the period commencing on the Contribution Date and ending on the third anniversary of the Contribution Date, the Company shall as soon as available but, in any event, within 15 days before the end of each month promptly furnish to EBRD the monthly management accounts of the Company prepared in the normal course of business.

(g) As soon as available but, in any event, within 60 days before the end of each Financial Year commencing prior to the Project Completion Date, the Company shall furnish to EBRD its Annual Budget for the following Financial Year.

(h) The Company shall furnish to EBRD immediately upon any changes being proposed to be made to the nature of the business or operations of the Company of the type that do not

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require the prior consent of EBRD as desclibed in Section 3.03(b), and the Sponsor or the Participant shall, or shall cause the Company to, give EBRD notice thereof by facsimile transmission specifying the nature of such proposed changes; and

(i)The Company shall furnish to EBRD from time to time such additional financial or other information relating to the Company as may be reasonably requested by EBRD.

Section 3.09. Annual Business Plan

The Sponsor and the Participant shall procure that the General Director shall cause a draft Annual Business Plan to be prepared for each Financial Year for consideration by the General Meeting of Participants no later than 90 days before the end of each Financial Year. The Annual Business Plan shall contain detailed technical plans and specifications, a financing plan, an estimated construction schedule and budget and operating plans and procedures, and financial projections and forecasts in respect of the Company and the Project.

Section 3.10. Books and Records

The Sponsor and the Participant shall procure that books of account and other records adequate to present fairly the financial position, financial performance and cash flows of the Company and the results of its operations (including the progress of the Project) in conformity with Generally Accepted Accounting Principles.

Section 3.11. Arms' Length Transactions

The Sponsor and the Participant shall not, and shall cause their Affiliates not to, enter into transactions with the Company except in the ordinary course of business, on ordinary commercial terms and on the basis of arm's length arrangements, or enter into any transaction where the Company would pay more than the ordinary commercial price for any purchase or would receive less than the full ex-works commercial price (subject to normal trade discounts) for its products or services.

ARTICLE IV - RETENTION OF PARTICIPATION INTEREST

Section 4.01. Retention of Participation Interest

Each of Sponsor and the Participant agrees that until the date on which all present and future obligations and liabilities (whether actual or contingent) of the Company to EBRD under or in connection with the Financing Agreements and any Project Agreements have been unconditionally and irrevocably paid and EBRD no longer owns any participation interest in the Charter Capital of the Company and unless otherwise agreed by EBRD, it shall:

(a) maintain and retain directly, or in the case of the Sponsor indirectly, the same level of legal and beneficial ownership of the participation interest in the Charter Capital of the Company;

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(b) cause the Company not to increase its Charter Capital;

(c) not effect any transfer of all or any part of its direct or, in the case of the Sponsor, indirect participation interest in the Charter Capital of the Company to anyone other than EBRD, or a purchaser or transferee approved by EBRD, in accordance with such terms as approved by EBRD;

(d) not otherwise in any manner dispose of or encumber any of its participation interest, which it now owns or which it may acquire in the future or which is at any time held by any nominee for it;

(e) not permit the Company to change the rights attached to any participation interest in the Charter Capital of the Company; and

(f) not take any other action by amendment of its Charter or through reorganisation, consolidation, merger or sale of assets, or otherwise which might result in a dilution of any participation interest in the Company.

Section 4.02. Transfer to Affiliates

Notwithstanding the foregoing, the Participant shall be entitled to transfer all, but not less than all, of the participation interest owned by it in the Charter Capital of the Company to any of its Affiliates, provided that, such transfer shall become effective only upon signature by such Affiliate of a written agreement in form and substance satisfactory to EBRD agreeing to be bound by the terms and conditions of this Agreement. No such transfer shall release or discharge the transferor from any liability or obligation under this Agreement incurred before the date of such transfer. Subject to the Financing Agreements and any applicable law, each of the parties hereto hereby consents to any transfer made in accordance with this Section 4.02 of this Agreement.

Section 4.03. Consent to Sale

The Participant hereby irrevocably gives its consent and undertakes to waive any right of first refusal in relation to any proposed sale of the EBRD Interest to the Sponsor pursuant to the Put Option Agreement.

Section 4.04. Pre-emptive Rights

If the General Meeting of Participants approves a resolution for the Company to increase the Charter Capital such increase shall be implemented in accordance with the requirements of Kazakhstan law.

Section 4.05. Tag Along Rights

(a)Subject to the terms of this Agreement, if the Participant proposes to transfer all or any portion of its participation interest in the Charter Capital of the Company to any third party in any transaction or series of related transactions, the Participant shall afford EBRD the opportunity to participate proportionately in such transfer in accordance with this Section 4.05.

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(b) EBRD shall have the right to transfer, at the same price and upon identical terms and conditions as the proposed transfer by the Participant, the portion or all of the EBRD Interest equal to (x) the portion of the Charter Capital proposed to be transferred by the Participant multiplied by (y) a fraction, the numerator of which is the EBRD Interest and the denominator of which is the participation interest in the Charter Capital then directly and/or indirectly owned by the Participant. At least ninety (90) days prior to any such proposed transfer by the Participant, the Participant shall give notice to EBRD of its right to transfer participation interest hereunder (the "Tag-along Notice"), setting forth (i) the proposed purchaser; (ii) the share of its participation interest in the Charter Capital proposed to be transferred by the Participant, (iii) the agreed consideration for transfer; and (iv) any other material terms and conditions of the proposed transfer. The Tag-along Notice shall also contain a certification by the Participant stating that all material terms and conditions of the proposed transfer have been fully disclosed to EBRD. The Participant shall attach a copy of the written offer from the proposed purchaser.

(c) Within sixty (60) days of the delivery of a Tag-along Notice, EBRD may elect to participate in such transfer pursuant to the terms and conditions of such Tag-along Notice by delivery of a notice to the Participant. EBRD will not be required to make any representations and warranties to any person in connection with such transfer except as to the existence of its legal title in, and the absence of security interests created by EBRD in the EBRD Interest to be transferred by EBRD and the authority for and the validity and binding effect against EBRD of any normal and customary agreement entered into by EBRD in connection with such transfer.

Section 4.06. Drag Along Rights

Without prejudice to EBRD's rights under of the Put Option Agreement, in the event that the Sponsor fails to pay when due the Exit Put Price or the Accelerated Put Price upon exercise by EBRD of the Exit Put Option or Accelerated Put Option pursuant to the terms of the Put Option Agreement, EBRD shall have the right to require the Participant, and the Sponsor shall cause the Participant, to sell (together with EBRD) 100% of the ownership interest in the Charter Capital of the Company and/or 100% of the assets of the Company to a bona fide third party (the "Third Party Purchaser"). If EBRD elects to exercise its rights under this Section 4.06 and receives an offer from the Third Party Purchaser, it shall deliver to the Participant a notice to transfer the Participant's participation interest in the Charter Capital (and in case of the sale of assets, 100% of the assets of the Company) not later than forty five (45) days prior to the date of the transfer. EBRD will not be required to make any representations and warranties to any person in connection with such transfer except as to the existence of its legal title in, and the absence of security interests created by EBRD in the EBRD Interest to be transferred by EBRD and the authority for and the validity and binding effect against EBRD of any normal and customary agreement entered into by EBRD in connection with such transfer. Further, the Participant will be required, if so demanded by EBRD, to vote the Participant's participation interest in favor of such transfer/sale and otherwise consent to and raise no objection to such transaction(s) and take all necessary and desirable actions as directed by EBRD in writing in connection with the consummation of such transactions, including, to the extent applicable, executing a purchase agreement approved by EBRD and selling, exchanging or otherwise transferring the Participant's participation interest to such Third Party Purchaser.

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Section 4.07. Exit Strategy

(a) Without prejudice to EBRD's rights under the Put Option Agreement, EBRD, the Sponsor and the Participant agree that within six (6) months from the fifth anniversary of the date of this Agreement, EBRD, the Sponsor and the Seller shall meet and negotiate in good faith to agree on one or a combination of the following exit strategies in respect of the Company:

(1) arms length sale;

(2) initial public offering; or

(3) any other exit as mutually agreed, (collectively, the "Exit Strategy").

(b)The Sponsor, the Participant and EBRD agree: (i) on an annual basis, to review the Exit
Strategy and assess likely purchasers, (ii) to obtain tax advice with respect to the sale of the Company and/or its assets when required; and (iii) promptly notify each other of any offers from any Third Party Purchasers, such notice to include terms and conditions of the offer.

Section 4.08. Costs and Expenses

(a)The Sponsor shall pay to EBRD or as EBRD may direct, within thirty (30) days of EBRD furnishing to the Sponsor the invoice, all documented and reasonable out of pocket costs and expenses (including, travel expenses and the fees and expenses of outside counsel to EBRD, and any or all other fees and expenses) incurred by EBRD in connection with EBRD attending or participating in the General Meeting of Participants as referred to in Section 3.03 of this Agreement.

(b)The Sponsor shall pay to EBRD or as EBRD may direct, on demand, all fees, costs and expenses (including legal fees and expenses) incurred by EBRD;

(1) in the determination of whether there has occurred a Potential Accelerated Put Event or an Accelerated Put Event;

(2) in respect of the preservation or enforcement of any of its rights under any Financing Agreement and the collection of any amount owing to EBRD; and

(3) in connection with the assessment, preparation, review, negotiation, execution and, where appropriate, registration and notarisation of any amendment to or waiver of any Financing Agreement, any Project Agreement or any other documents related thereto.

(c)The Company shall pay to EBRD and the Participant or as EBRD or the Participant may direct, respectively, on demand, all fees, costs and expenses (including legal fees and expenses) incurred by EBRD and the Participant, respectively, in the administration and monitoring of the Financing Agreements, provided that the maximum aggregate amount payable to each of EBRD and the Participant shall not exceed USD30,000 per annum.

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ARTICLE V - MISCELLANEOUS

Section 5.01. Term of Agreement

This Agreement shall continue in effect until such time as EBRD ceases to own the EBRD Interest.

Section 5.02. Entire Agreement; Amendment and Waiver

This Agreement and the documents referred to herein constitute the entire obligations of the parties hereto with respect to the subject matter hereof and shall supersede any prior expressions of intent or understandings with respect to this transaction. Any amendment to, waiver by EBRD of any of the terms or conditions of, or consent given by EBRD under, this Agreement (including, without limitation, this Section 5.02) shall be in writing, signed by EBRD and, in the case of an amendment, by all parties hereto.

Section 5.03. Notices

Any notice, application or other communication to be given or made under this Agreement to any party shall be in writing. Except as otherwise provided in this Agreement, such notice, application or other communication shall be deemed to have been duly given or made when it is delivered by hand, airmail or facsimile transmission to the party to which it is required or permitted to be given or made at such party's address specified below or at such other address as such party designates by notice to the party giving or making such notice, application or other communication.

For the Sponsor:

Caspian Real Estate Limited
3rd Floor
174B Furmanov Street
Almaty
Republic of Kazakhstan
Attention: Paul A. Roberts
Fax: +7 (327) 272 8450

For the Company:

Balykshy L.L.P.
3rd Floor
174B Furmanov Street Almaty
Republic of Kazakhstan

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Attention: Paul A. Roberts, Director
Fax: +7 (327) 272 8450

For the Participant:

Caspian Services Inc.
29/6 Satpaev Avenue, 9th Floor Almaty
Republic of Kazakhstan
Attention: Laird Garrard, CEO & President
Fax: +7 (327) 250 84 79

For EBRD:

European Bank for Reconstruction and Development
One Exchange Square
London EC2A 2JN
United Kingdom
Attention: Operation Administration Unit
Fax: +44 (20) 7338 6100

Section 5.04. Co-operation

Each of the Sponsor, the Participant and the Company shall not take or fail to take any action, if the object or effect of such action or failure to take such action (as appropriate) were to restrict or prevent the sale, transfer or disposition of any EBRD Interest to or by EBRD; and, if needed, the Sponsor, the Participant, the Company and EBRD shall fully co-operate to obtain the consents and waivers required to effect any such sale, transfer or disposition of any EBRD Interest to or by EBRD.

Section 5.05. English Language

(a) This Agreement is executed in the English language only. It may be translated into Russian, provided that the English version of this Agreement shall prevail and such English version shall be the only version considered by any court or arbitration tribunal.

(b) All documents to be furnished or communications to be given or made under this Agreement shall be in the English language or, if in another language, shall be accompanied by a translation into English certified by a duly authorised representative of the Sponsor, which translation shall be the governing version between the parties hereto.

Section 5.06. Rights, Remedies and Waivers

(a) The rights and remedies of EBRD in relation to any misrepresentation or breach of warranty on the part of the Sponsor, the Participant or the Company shall not be prejudiced by any investigation by or on behalf of EBRD into the affairs of the Sponsor, the Participant or the

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Company, by the execution or the performance of this Agreement or by any other act or thing which may be done by or on behalf of EBRD in connection with this Agreement and which might, apart from this Section, prejudice such rights or remedies.

(b) No course of dealing and no delay in exercising, or omission to exercise, any right, power or remedy accruing to EBRD upon any default under this Agreement or any other agreement shall impair any such right, power or remedy or be construed to a waiver thereof or an acquiescence therein. No single or partial exercise of any such right, power or remedy shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy. No action of EBRD in respect of any such default, or acquiescence by it therein, shall affect or impair any right, power or remedy of EBRD in respect of any other default.

(c) The rights and remedies provided in this Agreement and the other Financing Agreements are cumulative and not exclusive of any other rights or remedies, whether provided by applicable law or otherwise.

Section 5.07. Governing Law

This Agreement shall be governed by and construed in accordance with the laws of England.

Section 5.08. Arbitration and Jurisdiction

(a) Any dispute, controversy or claim arising out of or relating to this Agreement, or the breach, termination or invalidity hereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force. There shall be one (1) arbitrator and the appointing authority shall be the LCIA (London Court of International Arbitration). The seat and place of arbitration shall be London, England and the English language shall be used throughout the arbitral proceedings. The parties hereby waive any rights under the Arbitration Act 1996 to appeal any arbitration award to, or to seek determination of a preliminary point of law by, the courts of England. The arbitral tribunal shall not be authorised to take or provide, and none of the Sponsor, the Participant or the Company shall be authorised to seek from any judicial authority, any interim measures of protection or pre-award relief against EBRD, any provisions of UNCITRAL Arbitration Rules notwithstanding. The arbitral tribunal shall have authority to consider and include in any proceeding, decision or award any further dispute properly brought before it by EBRD (but no other party) insofar as such dispute arises out of any Financing Agreement, but, subject to the foregoing, no other parties or other disputes shall be included in, or consolidated with, the arbitral proceedings. In any arbitral proceeding, the certificate of EBRD as to any amount due to EBRD under any Financing Agreement shall be prima facie evidence of such amount.

(b) Notwithstanding Section 5.08(a), this Agreement and the other Financing Agreements, and any rights of EBRD arising out of or relating to this Agreement or any other Financing Agreement, may, at the option of EBRD, be enforced by EBRD in the courts of the Republic of Kazakhstan, the British Virgin Islands or the United States of America (or in any other courts having jurisdiction). For the benefit of EBRD, each of the Sponsor, the Participant, and the Company hereby irrevocably submits to the non-exclusive jurisdiction of the courts of England

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with respect to any dispute, controversy or claim arising out of or relating to this Agreement or any other Financing Agreement, or the breach, termination or invalidity hereof or thereof Each of the Sponsor, the Participant and the Company hereby irrevocably consents to the service of process or any other legal summons out of such courts by mailing copies thereof by registered airmail postage prepaid to its address specified herein. Each of the Sponsor, the Participant, and the Company covenants and agrees that, so long as it has any obligations under this Agreement, it shall maintain a duly appointed agent to receive service of process and any other legal summons in any legal action or proceeding brought by EBRD in England in respect of any Financing Agreement or Project Agreement and shall keep EBRD advised of the identity and location of such agent. Nothing herein shall affect the right of EBRD to commence legal actions or proceedings against the Sponsor, the Participant or the Company in any manner authorised by the laws of any relevant jurisdiction. The commencement by EBRD of legal actions or proceedings in one or more jurisdictions shall not preclude EBRD from commencing legal actions or proceedings in any other jurisdiction, whether concurrently or not. Each of the Sponsor, the Participant, and the Company irrevocably waives any objection it may now or hereafter have on any grounds whatsoever to the laying of venue of any legal action or proceeding and any claim it may now or hereafter have that any such legal action or proceeding has been brought in an inconvenient forum.

Section 5.09. Privileges and Immunities of EBRD

Nothing in this Agreement shall be construed as a waiver, renunciation or other modification of any immunities, privileges or exemptions of EBRD accorded under the Agreement Establishing the European Bank for Reconstruction and Development, international convention or any applicable law. Notwithstanding the foregoing, EBRD has made an express submission to arbitration under Section 5.08(a) and accordingly, and without prejudice to its other privileges and immunities (including, without limitation, the inviolability of its archives), it acknowledges that it does not have immunity from suit and legal process under Article 5(2) of Statutory Instrument 1991, No. 757 (The European Bank for Reconstruction and Development (Immunities and Privileges) Order 1991), or any similar provision under English law, in respect of the enforcement of an arbitration award duly made against it as a result of its express submission to arbitration pursuant to Section 5.08(a).

Section 5.10. Successors and Assigns

(a) This Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties hereto, except that none of the Sponsor or the Participant may assign or otherwise transfer all or any part of its rights or obligations under this Agreement without the prior written consent of EBRD except in accordance with Article IV.

(b) Subject to the terms and conditions of the Put Option Agreement, EBRD may sell, transfer, assign, novate or otherwise dispose of all or part of its rights or obligations under this Agreement and the other Financing Agreements without the consent of the other parties hereto.

(c) Except as provided in Section 5.10(a) and (b), none of the terms of this Agreement are intended to be enforceable by any third party pursuant to the Contracts (Rights of Third Parties) Act 1999 or otherwise.

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Section 5.11. Disclosure

EBRD may disclose such documents, information and records regarding the Company and this transaction (including, without limitation, copies of any Financing Agreements) as EBRD deems appropriate in connection with any dispute involving the Company or any other party to a Financing Agreement, for the purpose of preserving or enforcing any of EBRD's rights under any Financing Agreement or collecting any amount owing to EBRD.

Section 5.12. No Partnership or Agency

Nothing in this Agreement (or any of the arrangements contemplated hereby) shall be deemed to constitute a partnership among the parties hereto nor save as expressly provided herein constitute any party the agent of any other for any purpose.

Section 5.13. Waiver of Sovereign Immunity

Each of the Sponsor, the Company and the Participant represents and warrants that this Agreement and the arrangements contemplated thereby are commercial rather than public or governmental acts and that none of the Company, the Sponsor or the Participant is entitled to claim immunity from legal proceedings with respect to itself or any of its assets on the grounds of sovereignty or otherwise under any law or in any jurisdiction where an action may be brought for the enforcement of any of the obligations arising under or relating to this Agreement. To the extent that the Company, the Sponsor and/or the Participant or any of their assets have or hereafter may acquire any right to immunity from set-off, legal proceedings, attachment prior to judgment, other attachment or execution of judgment on the grounds of sovereignty or otherwise, each of the Company, the Sponsor and the Participant hereby irrevocably waives such rights to immunity in respect of its obligations arising under or relating to this Agreement.

Section 5.14. Illegality

If any provision of this Agreement shall be held to be illegal, void, invalid or unenforceable under the laws of any jurisdiction, the legality, validity and enforceability of the remainder of this Agreement in that jurisdiction shall not be affected, and the legality, validity and enforceability of the whole of this Agreement in any other jurisdiction shall not be affected.

Section 5.15. Registration

(a) If required by applicable law, the Sponsor, the Participant and/or the Company shall register this Agreement with any relevant authorities in the State of Nevada of the United States of America, the British Virgin Islands and/or the Republic of Kazakhstan and shall promptly deliver evidence of any such registration to EBRD.

(b) If any such licenses, approvals or authorisations of any kind shall be required under applicable law for the performance of the Sponsor's, the Participant's or the Company's obligations under this Agreement, the Sponsor, the Participant and the Company respectively shall diligently and promptly take all actions necessary to obtain such license, approval or authorisation.

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Section 5.16. Further Assurance

Each of the parties agree to do all acts and things and execute all documents and deeds which EBRD may require for the purpose of implementing this Agreement.

Section 5.17. Counterparts

This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto, acting through their duly authorised representatives, have caused this Agreement to be executed as a deed in their respective names as of the date first above written.

EXECUTED and DELIVERED as a deed on behalf of n ALYKSHY L.L.P., a company incorporated in the territory of the Republic of Kazakhstan, by Paul Anthony Roberts being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By:
Authorised signatory Name:Paul Anthony Roberts Position:Director
[Seal]

EXECUTED arid DELIVERED as a deed on behalf of CASPIAN REAL ESTATE LIMITED, a company incorporated in the territory of the British Virgin Islands, by Alexandr Borovinskiy being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

[Missing Graphic Reference]

By:

Authorised signatory

Name:Alexandr Borovinskiy

Position:Director

[Seal]

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[Missing Graphic Reference]
EXECUTE and DELIVERED as a deed on behalf of CASPIAN SERVICES INC., a company incorporated in the territory of the State of Nevada, United States of America, by 4...14141, being a person who, in accordance with the laws of that territory, is acting under the authority of the compai
By: Name: Position: [Seal]

Authorise signatory CEO

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELt iPiMENT

By: Name: Position:
	Authorised Representative	23

LONDON 1106404.11

EXECUTED and DELIVERED as a deed on behalf of CASPIAN SERVICES INC., a company incorporated in the territory of the State of Nevada, United States of America, by Laird Garrard, being a person who, in accordance with the laws of that territory, is acting under the authority of the company:

By: Name: Position: [Seal]
Authorised signatory Laird Garrard CEO & President

EXECUTED and DELIVERED as a deed on behalf of EUROPEAN BANK FOR RECONSTRUCTION AND DEVELOPMENT

By:

Authorised Representative
Name: Position:	Riccardo Puliti Business Group Director Energy and Natural Resources

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